Exhibit 10.2

FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT

THIS FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT (this “Agreement”) is made to be effective as of December 16, 2013 by and between Lee Smith (“Executive”) and R. G. Barry Corporation, an Ohio corporation (“Corporation”).

RECITALS:

1. Executive and Corporation are parties to a Change in Control Agreement dated January 7, 2011 (the “Agreement”).

2. The Agreement terminates on January 7, 2014.

3. In order to induce Executive to remain in the employ of the Corporation, the Corporation desires to extend the term of the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. The first sentence of Section 2 of the Agreement is hereby amended to read as follows (with all other provisions of said Section 2 being unaffected by such amendment):

“Unless sooner terminated as herein provided, the term of this Agreement shall commence on the date hereof and shall continue through January 7, 2017 (the “Termination Date”).”

2. Section 13 of the Agreement is hereby amended in its entirety to read as follows:

Section 13. SECTION 409A OF THE CODE. This Agreement is intended, and shall be construed and interpreted, to the extent practicable, to avoid imposition on the Executive of income and additional tax and interest pursuant to Code Section 409A and, if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or the Treasury Regulations thereunder. For purposes of Section 409A of the Code, each payment of compensation under the Agreement shall be treated as a separate payment of compensation. Any amounts payable solely on account of an involuntary termination shall be excludible from the requirements of Section 409A of the Code, either as separation pay or as short-term deferrals to the maximum possible extent. Nothing herein shall be construed as the guarantee of any particular tax treatment to the Executive, and none of the Corporation or the Board shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

3. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to one another. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic portable document format (“pdf”) transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

4. Upon and after the date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

5. Except as expressly provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

IN WITNESS WHEREOF, Corporation and Executive each have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

CORPORATION:

R.G. BARRY CORPORATION

By:	/s/ Greg Tunney
Greg Tunney
President and CEO

EXECUTIVE:

/s/ Lee Smith
Lee Smith

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